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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Amendment No. 4 to Registration Statement No. 333-59297 on Form S-11 of Pinnacle Holdings Inc. of the following: (1) our report dated March 4, 1998 relating to the consolidated financial statements of Pinnacle Holdings Inc.,
(2) our report dated February 9, 1998 relating to the combined financial statements of Shore Communications, (3) our report dated February 9, 1998 relating to the combined financial statements of Tidewater Communications and
(4) our report dated February 9, 1998 relating to the combined financial statements of Majestic Communications, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

/s/ Pricewaterhousecoopers LLP

Tampa, Florida

December 30, 1998